As adopted by the Board of Directors
                                                     April 12, 2000

              INTERSTATE NATIONAL DEALER SERVICES, INC.

                             AUDIT COMMITTEE CHARTER


I.    ORGANIZATION

      There shall be an Audit Committee of the Board of Directors of Interstate National Dealer Services, Inc. (the "Company") composed of three directors, each of whom is independent of the management and free of any relationship that would interfere with their exercise of independent judgment as a member of the Audit Committee.

      All members of the Audit Committee shall understand financial statements and be financially literate, or must become financially literate within a reasonable period of time after appointment to the Audit Committee, and at least one member of the Audit Committee shall have accounting or related financial management expertise.

II.   STATEMENT OF POLICY

      The Audit Committee shall assist the Board of Directors in fulfilling its responsibility relating to the Company's accounting, reporting practices, and the quality and integrity of its financial reports and other financial information provided by the Company to any governmental body or the public. The Audit Committee shall serve as an independent and objective party to monitor the Company's financial reporting process and internal control system. The Audit Committee shall endeavor to maintain free and open communication between the Board of Directors, the independent auditors, the internal auditors or internal audit function, and the financial and senior management. Consistent with these functions, the Audit Committee shall encourage continuous improvement of, and should foster adherence to, the Company's policies, procedures and practices at all levels. Members of the Audit Committee may enhance their familiarity with finance and accounting by participating in educational programs conducted by the Company or an outside consultant.

III.  MEETINGS

      The Audit Committee shall meet as necessary. As part of its job to foster open communication, the Audit Committee may ask members of management or others to attend meetings and provide pertinent information, as necessary in the judgment of the Audit Committee.


    The committee shall maintain complete records of its proceedings. At least fifty percent (50%) of the members of the Committee shall be necessary to constitute a quorum for the conduct of business. The affirmative vote of a majority of a quorum shall be necessary to approve any action. As permitted by applicable law, the Committee may hold meetings by conference call. The Committee may approve actions by written consent if all of the members of the Committee execute the consent. The Chairman of the Committee shall be appointed by the Board of Directors. Notice of the meetings of the Committee shall be in accordance with the notice provision of the bylaws with respect to meetings of the Board of Directors of the Company.

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IV.   RESPONSIBILITIES

      The Audit Committee's policies and procedures should remain flexible, in order to best react to changing conditions and to help ensure that the Company's accounting and reporting practices accord with all requirements and are of the highest quality. In carrying out its responsibilities, the Audit Committee shall:

      Document/Report Review

      o Review and update this Charter periodically.

      o Include a copy of this Charter as an appendix to the Company's proxy statement at least once every three years.

      o Review the financial statements and any reports contained in the annual report or other financial information submitted to any governmental body, or the public, including the Company's Quarterly Reports on Form 10-Q.

      Independent Auditors

      o    Review  and  recommend  to the  Board of  Directors  the  independent
           auditors  to  be  selected   to  audit  the   financial   statements,
           considering independence and effectiveness.

      o Approve fees and other compensation to be paid to the independent auditors.

      o Review and discuss with the Board of Directors any relationship between the independent auditors and the Company or any other relationships that may adversely affect the independence of the independent auditors.

      o Ensure that the independent auditor submits, on a periodic basis, a formal written statement to the Audit Committee delineating all relationships between the independent auditor and the Company.

      o Review performance of the independent auditors and approve any proposed discharge of the independent accountants when circumstances warrant, including a formal review of the selection of independent auditors not less frequently than every five years.

      Process

      o Meet with the independent auditors and the financial management to review the scope and results of the audit, including the comments or recommendations of the independent auditors.

      o Review with the independent auditors the adequacy and effectiveness of the Company's system of internal financial controls and accounting practices to achieve reliability and integrity in the Company's financial statements, and initiate such examinations of such controls and practices as the Committee deems advisable.

      o Review the annual and quarterly consolidated financial statements of the Company and other financial disclosures of the Company and the accounting principles being applied in such statements and disclosures.

      o Review the authority and duties of the Company's chief financial officer and chief accounting officer and the performance by each of them of their respective duties.

      o Oversee the establishment and thereafter periodically review a corporate code of conduct and the Company's policies on ethical business practices.

      o Prior to public release, review with management and the independent accountants the financial results for the prior year including the Company's annual report on Form 10-K.

      o    Review the committee's charter annually and revise as appropriate.

      o Meet with the chief financial officer and the independent accountants, in separate executive sessions, to discuss any matters that the Committee or these groups believe should be considered privately.

      o Take such other actions concerning the Company's accounting and financial functions as the Committee deems appropriate with respect to the matters described above.

      o    Determine,  as regarding new transactions or events,  the independent
           auditor's   reasoning  for  the  appropriateness  of  the  accounting
           principles and disclosure practices adopted by management.

      o Consider and approve, if appropriate, major changes to the Company's auditing and accounting principles and practices as suggested by the independent auditors, management, or the internal auditors.

      o    Review  any  significant  disagreement  or  changes  required  in the
           independent   auditor's   audit  plans  among   management   and  the
           independent auditors or the internal auditing department in connection with the preparation of the financial statements.

      o Inquire of management, the internal auditor, and the independent accountants about any potential risks or exposures and assess the steps management should take or has taken to minimize such risk.

      Ethical and Legal Compliance

      o Review any year-to-year changes in accounting principles or practices.

      o Submit the minutes of its meetings to, or discuss the matters discussed at each committee meeting with, the Board of Directors.

      o Investigate any matter brought to its attention within the scope of its duties, with the power to retain professional advice for this purpose if, in its judgment, that is appropriate.

      o Review, with the Company's counsel, legal and regulatory matters that may have a material impact on the Company's financial statements, compliance policies and programs, including corporate securities trading policies.

      o Perform any other activities consistent with this Charter, the Company's Certificate of Incorporation and by-laws and governing law, as the Audit Committee or the Board of Directors deems necessary or appropriate.